
<ARTICLE> 5

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          MAR-31-1998
<PERIOD-START>                             APR-01-1997
<PERIOD-END>                               JUN-30-1997
<CASH>                                          12,948
<SECURITIES>                                         0
<RECEIVABLES>                                    2,276
<ALLOWANCES>                                       351
<INVENTORY>                                        918
<CURRENT-ASSETS>                                16,440
<PP&E>                                           6,714
<DEPRECIATION>                                   5,400
<TOTAL-ASSETS>                                  17,946
<CURRENT-LIABILITIES>                            7,583
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          4
<COMMON>                                             7
<OTHER-SE>                                      10,220
<TOTAL-LIABILITY-AND-EQUITY>                    17,946
<SALES>                                         11,615
<TOTAL-REVENUES>                                11,615
<CGS>                                            2,544
<TOTAL-COSTS>                                    6,753
<OTHER-EXPENSES>                                 (100)
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                  2,418
<INCOME-TAX>                                   (1,000)
<INCOME-CONTINUING>                              3,418
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     3,418
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                     0.29<F1>

<F1>Pro forma net income (loss) per share is computed using the weighted average number of common and common equivalent shares outstanding during the period. Common equivalent shares consist of convertible preferred stock (using the if-converted method) and stock options (using the treasury stock method).
Common equivalent shares are excluded from the computation if their effect is anti-dilutive, except that, pursuant to a Securities and Exchange Commission Staff Accounting Bulletin, shares of common stock, convertible preferred stock (using the if-converted method) and common stock options (using the treasury stock method and the initial public offering price of $6.50) issued from October 1, 1995 to June 30, 1997 have been included in the computations as if they were outstanding for each period presented.

